UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 6, 2005 (May 2, 2005)

Peerless Mfg. Co.

(Exact Name of Registrant as Specified in Its Charter)

Texas	0-5214	75-0724417
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

2819 Walnut Hill Lane
Dallas, Texas	75229
(Address of Principal	(Zip Code)
Executive Offices)

Registrant’s Telephone Number, Including Area Code: (214) 357-6181

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events

     On May 2, 2005, PMC Acquisition, Inc. (“PMC”), a wholly owned subsidiary of Peerless Mfg. Co. (“Peerless,” the “Registrant”), and Ebert Composites Corp. (“Ebert”) entered into an Agreement whereby PMC acquired a patent, product-line, assets, technology and know-how associated with the manufacturing and fabrication of composite louvers. This composite louver technology will enable Peerless’ Separation Filtration Systems business unit to accommodate the “next-generation” marine vessel specifications. Initially, PMC will pay Ebert $450,000, and may pay up to an additional $1.1 million pursuant to a conditional earn-out, based on future sales above a base level utilizing the acquired technology. The Agreement expires on the earlier to occur of March 22, 2020 or payment of the conditional earn-out. A COPY OF THE PRESS RELEASED ISSUED BY PEERLESS ANNOUNCING THIS ACQUISITION IS FURNISHED HEREWITH AS EXHIBIT 99.1 AND IS INCORPORATED HEREIN BY REFERENCE.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peerless Mfg. Co.
Date: May 6, 2005	By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Peerless Mfg. Co. press release dated May 6, 2005 announcing the acquisition by PMC Acquisition, a wholly owned subsidiary of the Registrant, of a patent, technology, etc. associated with composite louvers.